Exhibit 10.3

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) dated as of March 10, 2021, is executed by INPOINT COMMERCIAL REAL ESTATE INCOME, INC., a Maryland corporation (“Guarantor”) for the benefit of WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”).

recitals

A.INPOINT REIT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), has applied to Lender to obtain a loan in the maximum principal amount of $75,000,000.00 (the “Loan”).  The Loan is being made pursuant to the terms of that certain Loan and Security Agreement of even date herewith between Lender and Borrower (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”).

B.

The Loan is evidenced by that certain Promissory Note of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the “Note”) made payable to Lender in the principal amount of the Loan.  The Note is secured by, among other things, the loans and other collateral described in the Loan Agreement (collectively, the “Collateral”).

C.

Lender requires, as a condition precedent to making the Loan, that Guarantor guarantee the payment of the principal, interest and other charges, costs and fees provided for in the Note and the other Loan Documents, as provided in this Guaranty.

D.

This Guaranty is one of several Loan Documents, as defined and designated in the Loan Agreement.  This Guaranty is one of the Guaranty Agreements executed in connection with the Loan and Guarantor is jointly and severally liable with all other parties comprising “Guarantor” under the Loan Agreement.  Each capitalized term used herein and not otherwise defined has the meaning given to such term in the Loan Agreement.

Guaranty

NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.Guaranteed Obligations.

(a)In order to induce Lender to extend the Loan to Borrower, Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees to Lender and to its successors, endorsees and/or assigns, the full and prompt payment and performance of the Guaranteed Obligations (defined below).  The term “Guaranteed Obligations”, as used herein means:  all obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising under or in connection with the Loan or any of the Loan Documents, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all extensions, renewals, and modifications thereof, and shall include, without limitation, any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law.  Guarantor acknowledges that fluctuations may occur in the aggregate amount of the Guaranteed Obligations and Guarantor agrees that reductions in the amount of the Guaranteed Obligations, even to zero dollars, shall not constitute a termination of this Guaranty.  This Guaranty is binding upon Guarantor and Guarantor’s successors and assigns so long as any of the Guaranteed Obligations remain unpaid and even though the Guaranteed Obligations may from time to time be zero dollars.

(b)Notwithstanding any other provision of this Guaranty, the maximum liability of Guarantor for the Guaranteed Obligations shall not exceed the sum of (collectively, the “Maximum Liability”):  (i) thirty percent (30%) of the aggregate principal amount of the Loan outstanding as of the Determination Date, plus (ii) all advances of the Loan made after the Determination Date (including, without limitation, Loan advances made at the election of Lender, protective advances made to pay taxes, insurance, and other amounts to protect or maintain the collateral for the Loan) but, with respect to protective advances made in connection with any particular Note Mortgage, prior to Lender’s completion of a UCC sale  (or a conveyance in lieu thereof) of such portion of the Collateral constituting the Note Mortgage, plus (iii) all accrued and unpaid interest, prepayment premiums, fees and late charges under the Loan, plus (iv) those amounts required to be paid pursuant to Section 16 below.  Nothing contained herein shall limit the liability of Guarantor pursuant to any environmental indemnity agreement entered into in connection with the Loan or any other documents of instruments to which Guarantor is a party.

(c)Guarantor acknowledges and agrees that the Maximum Liability will only be reduced by payments made by Guarantor with respect to the Loan from time to time after the Determination Date. The Maximum Liability will not be reduced by (i) payments made after the Determination Date by or on behalf of Borrower or any other guarantor under any other guaranty (other than this Guaranty) of Borrower’s obligations under the Loan, except to the extent that such payments are applied to the Guaranteed Obligations to an extent that the Maximum Liability exceeds the Guaranteed Obligations, in which event the Maximum Liability shall be reduced accordingly so as not to exceed the amount of the Guaranteed Obligations, (ii) application of the proceeds of any collateral that secures all or any portion of the Loan or the Guaranteed Obligations, except to the extent that such application results in the Maximum Liability exceeding the Guaranteed Obligations, in which event the Maximum Liability shall be reduced accordingly so as not to exceed the amount of the Guaranteed Obligations, (iii) application of any statute, law, decision, rule or regulation that limits, reduces, or provides a credit against the monetary liability of Guarantor or the amount of any judgment against Guarantor (collectively, a “Credit”) based on the amount bid at any judicial or nonjudicial foreclosure sale of such deed of trust or mortgage or the value of such real property at the time of such judicial or nonjudicial foreclosure (including, without limitation, Arizona Revised Statutes Section 33-814(C) or any other law that reduces Guarantor’s liability or any judgment against Guarantor), or (iv) any other cause.

(d)As used herein, “Determination Date” means the earlier of (i) the date Lender issues a written demand for payment under this Guaranty, (ii) the date of maturity of the Loan, or (iii) the date upon which Lender elects to accelerate the maturity date of the Loan pursuant to the Loan Documents.

(e)Notwithstanding the foregoing, to the extent any case is commenced under the Bankruptcy Code, Title 11 of the United States Code, voluntarily or involuntarily by or against Borrower or any Guarantor, then any previous reduction in the Maximum Liability shall be automatically reinstated to its original, full amount.

2.(a) Guarantor represents and warrants to Lender that:  (i) Guarantor is receiving fair consideration and reasonably equivalent value for its execution of this Guaranty; (ii) Guarantor is not now insolvent, nor will the execution of this Guaranty render Guarantor insolvent; (iii) the execution of this Guaranty will not leave Guarantor with unreasonably small capital or assets in order to conduct the business of Guarantor as it is currently conducted; (iv) the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; and (v) the execution of this Guaranty is not intended or believed by Guarantor to be an incurrence of an obligation or debt of Guarantor beyond Guarantor’s ability to pay such obligation or debt as it becomes due.

(b) Guarantor acknowledges that: (i) the execution of this Guaranty by Guarantor is a necessary condition for the extension of a loan by Lender to Borrower; and (ii) the Loan by Lender to Borrower is of substantial economic benefit to Borrower and, therefore, beneficial to Guarantor.

3.In the event that, notwithstanding the representations, warranties and acknowledgements of Guarantor contained in Section 2 above, the incurring of the obligations under this Guaranty is found, by a final, non-appealable judgment or order of a court of competent jurisdiction, to constitute a fraudulent conveyance under the Uniform Fraudulent Transfer Act (Arizona Revised Statutes Sections 44-1001 through 44-1061), the United States Bankruptcy Code, or any similar statutes, as a result of the insolvency of Guarantor on the date hereof, then the amount of the guaranty obligations of Guarantor pursuant to this Guaranty shall be reduced to $1.00 less than the amount that would otherwise make this Guaranty a fraudulent conveyance.  The limitation on the liability of Guarantor contained in this Section 3 shall not limit any right of Lender against Guarantor available at law or in equity, including, without limitation, rights of Lender against Guarantor based upon any inaccuracy of, or the failure of Guarantor to comply with, the provisions of Section 2 above.

4.Guarantor unconditionally guarantees and agrees to pay to Lender, on demand, in lawful money of the United States of America, an amount equal to the amount of the Guaranteed Obligations plus the fees, expenses, interest and other amounts and charges, and to otherwise perform any obligations of Borrower undertaken pursuant to any Guaranteed Obligations.  No payment received by Lender from Borrower or any other person or from proceeds of collateral granted by Borrower or any other person shall reduce Guarantor’s liability hereunder, unless the payment is made or the proceeds applied to reduce the Guaranteed Obligations.

5.Either before or after revocation hereof, Guarantor authorizes Lender at its sole discretion, with or without notice, and without affecting Guarantor’s continuing liability hereunder, from time to time to (a) change the time or manner of payment of any Obligations or Guaranteed Obligations by modification, renewal, extension, acceleration or otherwise, (b) amend or change any other provision of any Guaranteed Obligations including the rate of interest thereon, (c) accept partial payment on any Guaranteed Obligations, (d) accept new or additional instruments, agreements or documents relative to any Guaranteed Obligations, (e) release, substitute or add one or more endorsers, cosigners or guarantors for Guaranteed Obligations, (f) enter into forbearances with Borrower even though the result of such forbearance is to increase the amount of accrued and unpaid interest, cost, fees and/or expenses attributable to the Guaranteed Obligations, (g) amend or modify the terms of any guaranty executed by a co-guarantor, including the maximum liability thereunder, (h) obtain collateral for the payment of any Guaranteed Obligations and/or any guaranty thereof, (i) waive, release, exchange, substitute, or modify, in whole or in part, existing, after-acquired or later acquired collateral securing payment of the Guaranteed Obligations or any guaranty therefor on such terms as Lender at its sole discretion shall determine, (j) subordinate payment of all or any part of the Guaranteed Obligations to other creditors of Borrower or other persons on such terms as Lender deems appropriate, (k) apply any sums received from Borrower or any other guarantor, endorser, or cosigner or from the disposition or collection of Collateral or its proceeds to any indebtedness whatsoever in any order and regardless of whether or not such indebtedness is guaranteed hereby, is secured by collateral, or is due and payable; (l) without limiting the foregoing, apply any sums received from Guarantor or from the sale of collateral granted by Guarantor to any, all, or any portion of the Guaranteed Obligations in any order regardless of whether or not the Guaranteed Obligations are secured by collateral or are due and payable, and (m) exercise any right or remedy it may have with respect to any Guaranteed Obligations or any collateral securing any Guaranteed Obligations, this Guaranty or any other guaranty, including, without limitation, bidding and purchasing at any sale of any such collateral, and compromising, collecting or otherwise liquidating any collateral or any Obligations or Guaranteed Obligations.

6.This Guaranty shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Obligations.  No set off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Lender or any other party, or which Guarantor may have against Borrower, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Obligations or any part thereof or against payment of the Guaranteed Obligations or any part thereof.  Each Guarantor (if more than one) is and shall be jointly and severally liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.

7.If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

8.Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor:  (a) the taking or accepting of collateral as security for any or all of the Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Obligations or the release, surrender, exchange, or subordination of any Collateral; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other pledgor or guarantor from liability for any or all of the Obligations; (c) any disability of Borrower or the dissolution, insolvency, or bankruptcy of Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, any Guarantor, or any other party ever liable for any or all of the Obligations; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Obligations or to foreclose or take or prosecute any action in connection with any Collateral or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Obligations; (g) the unenforceability or invalidity of any or all of the Obligations, any Collateral or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Obligations or any Collateral; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Obligations; (k) any impairment of any Collateral or any other collateral securing any or all of the Obligations; (l) any change in the corporate existence, structure, or ownership of Borrower; or (m) any other circumstance which might otherwise constitute a defense available to, or discharge or, Borrower or any Guarantor.

9.Guarantor further unconditionally: (a) waives, releases, and relinquishes (i) all notices to Guarantor, to Borrower, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of any of the Guaranteed Obligations owed to Lender and, except to the extent set forth herein, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto, including, without limitation, notice of any default under the Guaranteed Obligations; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any requirement that Lender first make demand upon, or seek to enforce or exhaust remedies against, Borrower or any other person or entity (including any other guarantor) or any of the Collateral or property of Borrower or such other person or entity before demanding payment from, or seeking to enforce this Guaranty against, Guarantor; (iv) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof; (v) all defenses and claims based on principles of suretyship and/or guaranty; (vi) any and all rights, benefits and defenses which might otherwise be available under the provisions of Arizona Revised Statutes (“A.R.S.”) Section 12-1641 et seq., 44-141, 44-142 or 47-3605, Arizona Rules of Civil Procedure Rule 17(e), and all other laws, rules and statutes of similar import, and any other statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Guarantor’s agreements herein or in this Guaranty, to limit Guarantor's liability under, or the enforcement of, this Guaranty; and (vii) any “one action” or “anti-deficiency” law, including, without limitation, A.R.S. Sections 33-814 and 33-729; (b) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; (c) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Loan Documents, or any limitation of the liability of Borrower or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever. Guarantor further agrees that Lender may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Note or the other Loan Documents (as Event of Default is defined therein), notwithstanding the existence of any dispute between Borrower and Lender with respect to the existence of such Event of Default or performance of the Guaranteed Obligations or any counterclaim, set‑off or other claim which Borrower may allege against Lender with respect thereto.  Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

10.As an inducement to Lender to disburse the proceeds of the Loan to Borrower, Guarantor represents and warrants to Lender that the following statements are true, correct and complete:

(a)Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(b)The execution, delivery, and performance by Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

(c)No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty or the validity or enforceability thereof.

(d)The value of the consideration received and to be received by Guarantor as a result of Lender entering into the Loan Agreement with the Borrower and Guarantor executing and delivering this Guaranty is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and such extensions of credit have benefited or may reasonably be expected to benefit Guarantor directly or indirectly.

(e)Guarantor has, independently and without reliance upon Lender and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty.

(f)Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

(g)No reports, financial statements, certificates or other information furnished by or on behalf of Guarantor to Lender in connection with this Guaranty or any other Loan Document or delivered hereunder or thereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

11.Guarantor covenants and agrees that, as long as the Obligations or any part thereof is outstanding or the Loan Agreement is in effect, Guarantor will furnish to Lender the financial statements, tax statements and other information required from Guarantor under the Loan Documents, and such additional information concerning Guarantor as Lender may request.

12.Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty and will promptly furnish copies thereof to Lender.

13.Lender shall have the right to set off and apply against this Guaranty or the Guaranteed Obligations or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Obligations are then due and irrespective of whether or not Lender shall have made any demand under this Guaranty.  As security for this Guaranty and the Guaranteed Obligations, Guarantor hereby grants Lender a security interest in all money, instruments, certificates of deposit, and other property of Guarantor now or hereafter held by Lender, including, without limitation, property held in safekeeping.  In addition to Lender’s right of setoff upon the occurrence of an Event of Default, and as further security for this Guaranty and the Guaranteed Obligations, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Guarantor.  The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff upon the occurrence of an Event of Default) which Lender may have.

14.Guarantor hereby agrees that any Subordinated Indebtedness (defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Obligations.  The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Borrower or received, accepted, retained or applied by Guarantor unless and until the Obligations shall have been paid in full in cash; except that prior to the occurrence and continuance of an Event of Default, Guarantor shall have the right to receive regularly-scheduled payments on Subordinated Indebtedness.  After the occurrence and during the continuance of an Event of Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of Borrower or received, accepted, retained or applied by Guarantor unless and until the Obligations shall have been paid in full in cash.  If any sums shall be paid to Guarantor by Borrower or any other party on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty and may be applied by Lender against the Obligations in such order and manner as Lender may determine in its sole discretion.  Upon the request of Lender, Guarantor shall execute, deliver, and endorse to Lender such documents and instruments as Lender may request to perfect, preserve, and enforce its rights hereunder.  For purposes of this Guaranty, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the party or parties in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

15.Guarantor agrees that any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Obligations or any part thereof, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attached.  Without the prior written consent of Lender, Guarantor shall not (i) file suit against Borrower or exercise or enforce any other creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.

16.In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Lender shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness.  Lender may apply any such dividends, distributions, and payments against the Obligations in such order and manner as Lender may determine in its sole discretion.

17.Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

18.Neither any amendment nor waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender.  No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

19.Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Obligations shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

20.This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.  This Guaranty is binding not only on Guarantor, but on Guarantor’s representatives, successors and assigns.

21.Guarantor recognizes that Lender is relying upon this Guaranty and the undertakings of Guarantor hereunder in making extensions of credit to Borrower and further recognizes that the execution and delivery of this Guaranty is a material inducement to Lender in making extensions of credit to Borrower.  Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty. Guarantor acknowledges that Guarantor has had adequate opportunity to carefully read this Guaranty and to consult with an attorney of Guarantor’s choice prior to signing it.

22.This Guaranty is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Maricopa County, Arizona, and shall be governed by and construed in accordance with the laws of the State of Arizona without regard to its principles of conflicts of laws.

23.Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty. If any or all of the Guaranteed Obligations are not paid when due, Guarantor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) together with interest thereon from the date of demand at the Default Interest Rate.

24.The undersigned hereby (i) represents that, as of the date hereof, the undersigned has no defenses to or setoffs against the Guaranteed Obligations, nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to the Guaranteed Obligations, and (ii) releases Lender and Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Guaranteed Obligations, including the subject matter of this Guaranty.  The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender’s affiliates.  The undersigned acknowledges that Lender has been induced to enter into or continue the Guaranteed Obligations by, among other things, the waivers and releases in this paragraph.

25.To the extent any dispute exists at any time between or among any of the guarantors as to Guarantor’s right to contribution or otherwise, Guarantor agrees to indemnify, defend and hold Lender harmless for, from and against any loss, damage, claim, demand, cost or any other liability (including attorneys’ fees and costs) Lender may suffer as a result of such dispute.

26.All notices, requests, demands and other communications provided for under this Guaranty shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by email, in each case delivered or sent to the party to whom notice is being given to the business address or email address set forth below as to each party, at such other business address or email address as it may hereafter designate in writing to the other party pursuant to the terms of this Section.  All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) two business days after deposit in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by email, provided that confirmation of delivery is received for any email notice and further provided that immediately following any email notice additional notice shall be sent in any other manner authorized hereunder to supplement the email notice.

If to Guarantor:	InPoint Commercial Real Estate Income, Inc. c/o SPCRE InPoint Advisors, LLC 375 Park Avenue, 33rd Floor New York, NY 10152 Attn: Jason Fruchtman Email: jfruchtman@soundpointcap.com
With a copy to:	InPoint Commercial Real Estate Income, Inc. c/o SPCRE InPoint Advisors, LLC 375 Park Avenue, 33rd Floor New York, NY 10152 Attn: Marc Tolchin Email: mtolchin@soundpointcap.com
If to Lender:	Western Alliance Bank 2701 East Camelback Road Suite 110 Phoenix, Arizona 85016 Attn: Note Finance Email: notefinancing@westernalliancebank.com
docs@westernalliancebank.com
With a copy to:	Ballard Spahr LLP One Summerlin, 1980 Festival Plaza Drive, Suite 900 Las Vegas, Nevada 89135 Attn: Bruce F. Johnson, Esq. Email: johnsonbf@ballardspahr.com

27.Each Loan Document, and all of the terms thereof, is incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under any Loan Document without affecting the validity or enforceability of this Guaranty.

28.If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

29.THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

30.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty Agreement as of the day and year first above written.

GUARANTOR:

INPOINT COMMERCIAL REAL ESTATE INCOME, INC., a Maryland corporation

By: /s/ Jason Fruchtman

Name: Jason Fruchtman

Title: Authorized Signatory

[Signature Page to Guaranty Agreement]